AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of April 26, 2002 by and among Gateway International Holdings, Inc., a Nevada corporation (the "Parent"), GWIH Acquisition Corp. II, a Nevada
                                  ------
corporation  and  a  wholly-owned  subsidiary  of  Parent  (the  "Sub"),  Nelson
                                                                  ---
Engineering,  Inc., a California  corporation (the "Company") and Don Nelson and
                                                    -------
Rich Lund (collectively, the "Shareholders").
                              ------------

                                    RECITALS

         A. The Boards of Directors of each of the Company, Parent and Sub believe it is in the best interests of each company and their respective shareholders that Parent acquire the Company through the statutory merger of the Sub with and into the Company (the "Merger") and, in furtherance thereof, have
                                    ------
approved the Merger.

         B. Pursuant to the Merger, among other things, all of the issued and outstanding shares of capital stock of the Company shall be converted into the right to receive the consideration set forth in Section 1.2.

         C. The parties intend that the Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").
              ----

         D. The Company and the Shareholders, on the one hand, and Parent and Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:


                                    ARTICLE I
                                   THE MERGER

         1.1 The Merger.  At the Effective  Time (as defined in Section 1.3) and
             ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Nevada Revised Statutes ("Nevada Law") and the
                                                           -----------
California General  Corporation Law ("California  Law"), the Sub shall be merged
                                      ---------------
with and into the Company, the separate corporate existence of the Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of the Parent. The surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
                                                    ---------------------

         1.2 Merger Consideration.  As consideration for the Merger (the "Merger
             --------------------                                         -----=
Consideration"),  Parent  shall  issue  to  the  Shareholders  an  aggregate  of
--------------
3,125,000  shares of Parent common stock,  $0.001 par value (the "Parent  Common
                                                                  --------------
Stock").
-----

         1.3  Effective  Time.  Unless  this  Agreement  is  earlier  terminated
              ---------------
pursuant to Section  8.1,  the closing of the Merger (the  "Closing")  will take
                                                            -------
place as promptly as practicable, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Jeffers, Shaff & Falk, LLP, 18881 Von Karman Avenue, Suite 1400, Irvine, California, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties
                              -------------
hereto shall cause the Merger to be consummated by filing a Certificate of Merger (or like instrument) substantially in the form attached hereto as Exhibit
                                                                         -------
A (the "Merger  Certificate") with the Secretary of State of the State of Nevada
-       -------------------
and the Secretary of State of the State of California, in accordance with the applicable provisions of Nevada Law and California Law (the time of acceptance by the Secretary of State of the State of Nevada of such filing being referred to herein as the "Effective Time").
                  --------------

         1.4  Effect of the Merger.  At the  Effective  Time,  the effect of the
              ---------------------
Merger shall be as provided in the applicable provisions of Nevada Law and California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.5  Articles of Incorporation; Bylaws.
              ---------------------------------

                  (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of the Company shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

                  (b) The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         1.6  Directors  and  Officers.  The  sole  director  of  the  Surviving
              ------------------------
Corporation immediately after the Effective Time shall be Don Nelson to hold the office of director of the Surviving Corporation in accordance with the provisions of the applicable laws of the State of California and the Certificate of Incorporation and Bylaws of the Surviving Corporation until their successors are duly qualified and elected. The officers of the Surviving Corporation immediately after the Effective Time shall be as follows: President Don Nelson, Chief Financial Officer Don Nelson , and Secretary Don Nelson, each to hold office in accordance with the provisions of the Bylaws of the Surviving Corporation.

         1.7  Effect  of  Merger  on   the  Capital  Stock  of  the  Constituent
              ------------------------------------------------------------------
              Corporations.
              ------------

                  (a) Certain  Definitions.  For all purposes of this Agreement,
                      --------------------
the following terms shall have the following meanings:

                      "Company  Capital Stock" shall mean shares of common stock
                       ----------------------
of the Company and shares of any other capital stock of the Company.

                      "Company  Common Stock" shall  mean  shares  of the common
                       ---------------------
stock,  no par value per share, of the Company.

                      "Exchange   Ratio"   shall   be   equal  to  the  quotient
                       ----------------
obtained by dividing (i) the Merger Consideration (as defined below) by the total number of shares of Company Capital Stock that are issued and outstanding immediately prior to the Effective
Time.

                      "GAAP" shall mean U.S. generally accepted  accounting
                       ----
principles consistent with the reporting practices and principles used by Parent and the Company from time to time.

                      "Knowledge"  shall mean actual knowledge  or what would be
                       ---------
within the actual  knowledge of a prudent person after reasonable investigation.

                      "Merger  Shares"  means  that  number  of shares of Parent
                       --------------
Common Stock to be issued to the Shareholders pursuant to Subsection 1.2.

                      "Parent  Common  Stock"  shall  mean  shares of the common
                       ---------------------
stock,  $0.001 par value per share, of Parent.

                  (b) Effect on Capital Stock.  At the Effective Time, by virtue
                      -----------------------
of the Merger and without any action on the part of Sub, the Company or the Shareholders, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share of Company Capital Stock in the manner provided in Section 1.8, a fraction of the Merger Consideration, as determined pursuant to Section 1.2.

                  (c) Adjustment to Parent Common Stock. The number of shares of
                      ---------------------------------
Parent Common Stock issuable hereunder shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof.

                  (d) Fractional  Shares.  No fractional  share of Parent Common
                      ------------------
Stock shall be issued in the Merger. In lieu thereof, any fractional share shall be rounded up to the nearest whole share of Parent Common Stock.

         1.8  Surrender of Certificates. On and after the Effective Time, all of
              -------------------------
the outstanding certificates which prior to that time represented shares of the Company Capital Stock shall be deemed for all purposes to evidence ownership of and to represent the right to receive the Merger Consideration into which the shares of the Company represented by such certificates have been converted as herein provided. The registered owner on the books and records of the Company or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Parent or its transfer agents, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of the Parent evidenced by such outstanding certificate as above provided.
         1.9 No Further  Ownership  Rights in Company Capital Stock.  The Merger
             ------------------------------------------------------
Consideration to be issued pursuant to Section 1.2 above upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.10 Tax and  Accounting  Consequences.  It is  intended by the parties
              ---------------------------------
hereto that the Merger shall constitute a  reorganization  within the meaning of
Section 368 of the Code. Each party has consulted with its own tax advisors and accountants with respect to the tax and accounting consequences, respectively, of the Merger.

         1.11 Taking of Necessary Action;  Further Action. If, at any time after
              -------------------------------------------
the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Sub, the officers and directors of the Company, Parent and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                              AND THE SHAREHOLDERS

         Each of the Company and the Shareholders hereby, jointly and severally, represent and warrant to Parent and Sub, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section numbers) supplied by the Company and the Shareholders to Parent (the "Disclosure Schedule"), and dated as of the date hereof that on the date hereof
 -------------------
and as of the Effective Time as though made at the Effective Time as follows:

         2.1  Organization  of the Company.  The Company is a  corporation  duly
              ----------------------------
organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which it conducts business. The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent.
Schedule 2.1 lists the directors and officers of the Company. The operations now being conducted by the Company have not been conducted under any other name.

         2.2  Subsidiaries.  The Company  does not have,  and has never had, any
              ------------
subsidiaries or affiliated companies and does not otherwise own, and has not otherwise owned, any shares in the capital of or any interest in, or control, directly or indirectly, any corporation, partnership, association, joint venture or other business entity.

         2.3  Company Capital Structure.
              -------------------------

                  (a) The authorized capital stock of the Company consists of 100,000 shares of authorized Company Common Stock of which 1,935 shares are issued and outstanding as of the date of this Agreement. The Company Capital Stock is held by the persons, with the domicile addresses and in the amounts set forth in Schedule 2.3(a). All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound and have been issued in compliance with federal and state securities laws. There are no declared or accrued unpaid dividends with respect to any shares of the Company Capital Stock. The Company has no other capital stock authorized, issued or outstanding.

                  (b)  Except  as set  forth on  Schedule  2.3(b),  there are no outstanding options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth on Schedule 2.3(b), there are no outstanding stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company.

         2.4  Authority.  Each  of the  Company  and  the  Shareholders  has all
              ---------
requisite power and authority to enter into this Agreement and any Related Agreements (as hereinafter defined) to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company or the Shareholders to authorize the Agreement, any Related Agreements to which it is a party and the transactions contemplated hereby and thereby, subject only to the approval of this Agreement by the Shareholders. The Board of Directors of the Company has unanimously approved this Agreement and the Merger. This Agreement and any Related Agreements to which the Company or the Shareholders is a party have been duly executed and delivered by the Company or the Shareholders, as the case may be, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of the Company and the Shareholders, as the case may be, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies. The "Related Agreements" shall mean all such ancillary agreements required in this
 -------------------
Agreement to be executed and delivered in connection with the transactions contemplated hereby.

         2.5  No  Conflict. Except  as  set forth in Schedule 2.5, the execution
              ------------
and delivery of this Agreement and any Related Agreements to which the Company or the Shareholders are a party by either the Company or the Shareholders do not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of
                                                --------
the Articles of Incorporation and Bylaws of the Company, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company or the Shareholders or any of their respective properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or the Shareholders or their respective properties or assets.

         2.6  Consents. No consent, waiver, approval, order or authorization of,
              --------

or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any
                                                    -------------------
third party, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by or with respect to the Company or the Shareholders in connection with the execution and delivery of this Agreement and any Related Agreements to which the Company or the Shareholders are a party or the consummation of the transactions contemplated hereby and thereby, except for
(i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws thereby, and (ii) the filing of the Merger Certificate with the Secretary of State of the State of Nevada and the Secretary of State of the State of California.

         2.7  Company  Financial   Statements.  Schedule  2.7   sets  forth  the
              -------------------------------
Company's unaudited balance sheet as of September 30, 2001 and the related unaudited statements of income and cash flow for the twelve-month period ended September 30, 2001 and the Company's unaudited balance sheet as of March 31, 2002, and the related unaudited statements of income and cash flow for the six months then ended (collectively, the "Unaudited Financials"). The Unaudited
                                         ---------------------
Financials  are  correct in all  material  respects  and have been  prepared  in accordance with GAAP, applied on a basis consistent throughout the periods indicated and consistent with each other (except that the Unaudited Financials do not contain all the notes that may be required by GAAP). The Unaudited Financials present fairly the consolidated financial condition and consolidated operating results of the Company and any consolidated subsidiaries as of the dates and during the periods indicated therein, subject in the case of the Unaudited Financials for the period ended March 31, 2002, to normal year-end adjustments, which will not be material in amount or significance. The Company's unaudited balance sheet as of March 31, 2002 shall be hereinafter referred to as the "Current Balance Sheet."
     ---------------------

         2.8  No  Undisclosed   Liabilities.   The  Company  has  no  liability,
              -----------------------------
indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in the Current Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since March 31, 2002.

         2.9  No Changes. Except as set forth in Schedule  2.9,  since March 31,
              ----------
2002, there has not been, occurred or arisen any:

                  (a) Amendments or changes to the Articles of Incorporation or Bylaws of the Company;

                  (b) Capital expenditure or commitment by the Company, either individually or in the aggregate exceeding $10,000;

                  (c) Destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

                  (d) Labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

                  (e) Change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

                  (f) Revaluation by the Company of any of its assets;

                  (g) Declaration, setting aside or payment of a dividend or other distribution with respect to the Company Capital Stock or any direct or indirect redemption, purchase or other acquisition by the Company of the Company Capital Stock;

                  (h) Increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person;

                  (i) Any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets are bound or any termination, extension, amendment or modification to the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets are bound;

                  (j) Sale, lease, license or other disposition of any of the assets or properties of the Company or any creation of any security interest in such assets or properties;

                  (k) Loan by the Company to any person or entity,  incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practice;

                  (l) Waiver or release of any right or claim of the Company including any write-off or other compromise of any account receivable of the Company;

                  (m) The commencement or notice or threat or reasonable basis therefore of any lawsuit or, to the Company's or the Shareholders' Knowledge, proceeding or investigation against the Company or its affairs;

                  (n) Notice of any claim or potential claim of ownership by any person other than the Company of the Company Intellectual Property (as defined in Section 2.13) or of infringement by the Company of any other person's Intellectual Property (as defined in Section 2.13);

                  (o) Issuance or sale, or contract to issue or sell, by the Company of any shares of its capital stock or securities exchangeable, convertible or exercisable therefore, or any securities, warrants, options or rights to purchase any of the foregoing, except for options to purchase capital stock of the Company granted to employees of the Company in the ordinary course of business consistent with past practice;

                  (p) (i) Selling or entering into any license agreement with respect to the Company Intellectual Property with any third party, (ii) buying or entering into any license agreement with respect to the Intellectual Property of any third party or (iii) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

                  (q) Any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Company (for all purposes of this Agreement, the term "Material Adverse Effect" means any change,
                                      -----------------------
event or effect that is materially adverse to the business, assets (including intangible assets), condition (financial or otherwise), results of operations or prospects of the Company);

                  (r) Transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices; or

                  (s) Negotiation or agreement by the Company or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

         2.10 Tax Matters.
              -----------

                  (a) Definition of Taxes.  For the purposes of this  Agreement,
                      -------------------
"Tax" or, collectively, "Taxes", means (i) any and all federal, state, local and
 ---                     -----
foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b) Tax Returns and Audits.
                      ----------------------

                      (i) As of the Effective Time the Company will have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to
                                                           -------
any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                      (ii) As of the Effective Time the Company (A) will have paid all Taxes it is required to pay and will have withheld with respect to its employees all federal and state income taxes, Federal Insurance Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and other Taxes required to be
  ----                                     ----
withheld, and (B) will have accrued on the Current Balance Sheet all Taxes attributable to the periods covered by the Current Balance Sheet and will not have incurred any liability for Taxes for the period prior to the Effective Time other than in the ordinary course of business.

                      (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                      (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                      (v) No adjustment relating to any Returns filed by the Company has been proposed formally or informally by any Tax authority to the Company or any representative thereof.

                      (vi) The Company has no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Balance Sheet other than in the ordinary course of business.

                      (vii) The Company has made available to Parent or its legal counsel, copies of all foreign, federal and state income and all state sales and use Returns for the Company filed for all periods since its inception.

                      (viii)There are (and immediately following the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable
                -----
to Taxes other than Liens for Taxes not yet due and payable.

                      (ix) Neither the Company nor the Shareholders have Knowledge of any basis for the assertion of any claim relating or attributable to Taxes that, if adversely determined, would result in any Lien on the assets of the Company.

                      (x)  None  of  the   Company's   assets   are  treated  as
"tax-exempt use property," within the meaning of Section 168(h) of the Code.

                      (xi) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company as an expense under applicable law.

                      (xii) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                      (xiii) The Company is not a party to any tax sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreement.

                      (xiv) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's Tax books and records.

                      (xv) The Company is not, and has not been at any time, a "United States Real Property Holding Corporation" within the meaning of
Section 897(c)(2) of the Code.

                  (c) Executive   Compensation   Tax.  There  is   no  contract,
                      ------------------------------
agreement, plan or arrangement to which the Company is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 162(m), 280G or 404 of the Code.

         2.11 Restrictions  on   Business  Activities.  There  is  no  agreement
              ---------------------------------------
(non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

         2.12 Title of Properties; Absence of Liens and Encumbrances; Condition
              ------------------------------------------------------------------
of Equipment.
------------
                  (a) The Company does not own any real property, and has never owned any real property. Schedule 2.12(a) sets forth a list of all real property currently leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

                  (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Current Balance Sheet and except for Liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

                  (c) Schedule 2.12(c) lists all material items of equipment (the "Equipment") owned or leased by the Company and such Equipment is, (i)
       ---------
adequate for the conduct of the business of the Company as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

                  (d) The Company has sole and exclusive ownership, free and clear of any Liens, of all customer files and other customer information
relating  to  the  Company's   current  and  former   customers  (the  "Customer
                                                                        --------
Information").  No person other than the Company  possesses any claims or rights
-----------
with respect to use of the Customer Information.

         2.13 Intellectual Property.
              ---------------------

                  (a) For the purposes of this Agreement, the following terms have the following definitions:

                      (i)   "Intellectual  Property" shall mean any or all of
                             ----------------------
the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefore and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefore and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefore; (v) all industrial designs and any registrations and applications therefore throughout the world; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefore and all goodwill associated therewith throughout the world; (vii) all databases and data collections and all rights therein throughout the world; (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all World Wide Web addresses, sites and domain names, (ix) any similar, corresponding or equivalent rights to any of the foregoing and (x) all documentation related to any of the foregoing.

                      (ii)  "Company  Intellectual  Property" shall mean any
                             -------------------------------
Intellectual Property that is owned by or exclusively licensed to the Company.

                      (iii) "Registered  Intellectual  Property" shall mean
                             ----------------------------------
all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Company Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.
                  (b) Schedule 2.13(b) lists all Registered Intellectual Property owned by, or filed in the name of, the Company (the "Company Registered
                                                              ------------------
Intellectual  Property") and lists any  proceedings or actions before any court,
----------------------
tribunal (including the United States Patent and Trademark Office (the "PTO") or
                                                                        ---
equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

                  (c) Each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Schedule 2.13(b) and all Intellectual Property licensed to the Company, is free and clear of any Liens. The Company (i) is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company, including the sale of any products or technology or the provision of any services by the Company and (ii) owns exclusively, and has good title to, all copyrighted works that are Company products or other works of authorship that the Company otherwise purports to own.

                  (d) To the extent that any Intellectual Property has been developed or created by any person other than the Company for which the Company has, directly or indirectly, paid, the Company has a written agreement with such person with respect thereto and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment.

                  (e) The Company has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other person.

                  (f) The Company Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of its business as it currently is conducted or is reasonably contemplated to be conducted, including, without limitation, the design, development, manufacture, use, import and sale of the products, technology and services of the Company (including products, technology or services currently under development).

                  (g) Other than "shrink-wrap" and similar widely available commercial end-user licenses, the contracts, licenses and agreements listed in
Schedule 2.13(g) include all contracts, licenses and agreements to which the Company is a party with respect to any Intellectual Property. No person who has licensed Intellectual Property to the Company has ownership rights or license rights to improvements made by the Company in such Intellectual Property that has been licensed to the Company.

                  (h) Schedule 2.13(h) lists all contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property of any person other than the Company.

                  (i) The operation of the business of the Company as it currently is conducted or is reasonably contemplated to be conducted, including but not limited to the Company's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not infringe or misappropriate the Intellectual Property of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Company or any of the Shareholders aware of any basis therefore).

                  (j) Each item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. There are no actions that must be taken by the Company within sixty
(60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting, preserving or renewing any Company Intellectual Property. In each case in which the Company has acquired any Intellectual Property rights from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to the Company and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

                  (k) There are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute known to the Company or the Shareholders regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company there under.

                  (l) To the Knowledge of the Company and the Shareholders, no person is infringing or misappropriating any Company Intellectual Property.

                  (m) The Company has taken all steps that are required to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms, and all current and former employees, consultants and contractors of the Company have executed such an agreement.

                  (n) No Company Intellectual Property or product, technology or service of the Company is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

                  (o) No (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of the Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation.

         2.14 Agreements, Contracts and Commitments.
              -------------------------------------

                  (a) Except as set forth in Schedules 2.13(g), 2.13(h) or 2.14(a), the Company is not a party to nor is it bound by:

                      (i)   Any employment or consulting agreement,  contract or
commitment  with  an  employee  or  individual   consultant  or  salesperson  or
consulting or sales agreement, contract or commitment with a firm or other organization;

                      (ii) Any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                      (iii)  Any fidelity or surety bond or completion bond;

                      (iv) Any lease of personal property with fixed annual rental payments in excess of $10,000;

                      (v) Any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person;

                      (vi) Any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $10,000 either individually or in the aggregate;

                      (vii) Any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

                      (viii) Any  mortgages,   indentures,   loans   or   credit
agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

                      (ix) Any purchase order or contract for the purchase of materials involving an amount in excess of $10,000 either individually or in the aggregate;

                      (x)    Any construction contracts;

                      (xi)   Any dealer,   distribution,   joint   marketing  or
development agreement;

                      (xii)  Any  sales   representative,   original   equipment
manufacturer, value added, remarketer or other agreement for distribution of the Company's products or services; or

                      (xiii) Any other agreement, contract or commitment that involves $10,000 or more or is not cancelable without penalty within thirty (30) days.

                  (b) The Company is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it is bound (collectively a "Contract"), nor is the Company or any of the Shareholders aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and is not subject to any default there under by any party obligated to the Company pursuant thereto. The Company has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to any Contract as are required there under in connection with the Merger or for such Contracts to remain in effect without modification after the Closing. Following the Effective Time, the Surviving Corporation will be permitted to exercise all of the Company's rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

         2.15 Interested Party Transactions. No officer, director or shareholder
              -----------------------------
of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company any goods or services or (iii) a beneficial interest in any Contract; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.15.

         2.16 Governmental  Authorization.  Schedule 2.16 accurately lists  each
              ---------------------------
consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "Company Authorizations"). The Company Authorizations are in
                     ----------------------
full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

         2.17 Litigation.  There is no action,  suit or proceeding of any nature
              ----------
pending, or, to the Company's or the Shareholders' Knowledge, threatened, against the Company, its properties or any of its officers or directors, nor, to the Knowledge of the Company and the Shareholders, is there any reasonable basis therefore. There is no investigation pending or, to the Company's or the Shareholders' Knowledge, threatened against the Company, its properties or any of its officers or directors (nor, to the Knowledge of the Company or the Shareholders, is there any reasonable basis therefore) by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted.

         2.18 Accounts Receivable.
              -------------------

                  (a) The Company has made available to Parent a list of all accounts receivable of the Company as of March 31, 2002 along with a range of days elapsed since invoice.

                  (b) All of the Company's accounts receivable arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied and are collectible except to the extent of reserves therefore set forth in the Current Balance Sheet. No person has any Lien on any of the Company's accounts receivable and no request or agreement for deduction or discount has been made with respect to any of the Company's accounts receivable.

         2.19 Minute Books. The minutes of the Company made available to counsel
              ------------
for Parent are the only minutes of the Company and contain a reasonably accurate summary of all meetings of the Board of Directors (or committees thereof) of the Company and its shareholders or actions by written consent since the incorporation of the Company.

         2.20 Environmental Matters.
              ---------------------

                  (a) Hazardous Material.  The Company has not: (i) operated any
                      ------------------
underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present as a result of the deliberate actions of the Company or, to the Company's or the Shareholders' Knowledge, as a result of any actions of any other person or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

                  (b) Hazardous   Materials  Activities.  The  Company  has  not
                      ---------------------------------
transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials
                                                           ---------------------
Activities") in violation of any rule, regulation, treaty or statute promulgated
----------
by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                  (c) Permits.  The Company  currently  holds all  environmental
                      -------
approvals,  permits,  licenses,  clearances  and  consents  (the  "Environmental
                                                                   -------------
Permits")  necessary  for  the  conduct  of  the  Company's  Hazardous  Material
-------
Activities, respectively, and other businesses of the Company as such activities and businesses are currently being conducted.

                  (d) Environmental   Liabilities.   No   action,    proceeding,
                      ---------------------------
revocation proceeding, amendment procedure, writ, injunction or claim is pending, or, to the Company's or the Shareholders' Knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. Neither the Company nor any of the Shareholders is aware of any fact or circumstance that could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

         2.21 Brokers' and Finders' Fees.  Except as set forth in Schedule 2.21,
              --------------------------
the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 2.21 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees.

         2.22 Employee Matters and Benefit Plans.
              ----------------------------------

                  (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.22(a)(i) below (which definition shall apply only to this Section 2.22), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                      (i) "Affiliate" shall mean any other person or entity common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued there under;

                      (ii) "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation;

                      (iii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                      (iv)  "DOL" shall mean the Department of Labor;

                      (v) "Employee" shall mean any current or former employee, consultant or director of the Company or any Affiliate;

                      (vi) "Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between the Company or any Affiliate and any Employee;

                      (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                      (viii)"FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

                      (ix) "International Employee Plan" shall mean each Employee Plan that has been adopted or maintained by the Company or any Affiliate, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States;

                      (x)   "IRS" shall mean the Internal Revenue Service;

                      (xi) "Multi-employer Plan" shall mean any "Pension Plan" (as defined below) which is a "multi-employer plan," as defined in Section 3(37) of ERISA;

                      (xii) "PBGC" shall mean the Pension Benefit Guaranty Corporation; and

                      (xiii)"Pension Plan" shall mean each Company Employee Plan that is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

                  (b) Schedule.  Schedule  2.22(b)  contains  an   accurate  and
                      --------
complete list of each Company Employee Plan and each Employee Agreement under each Company Employee Plan or Employee Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement.

                  (c) Documents. The Company has provided to Parent: (i) correct
                      ---------
and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto and all related trust documents; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all material written agreements and contracts relating to each Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company; (ix) all correspondence to or from any governmental agency relating to any Company Employee Plan; (x) all COBRA forms and related notices; (xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (xii) all discrimination tests for each Company Employee Plan for the most recent plan year; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

                  (d) Employee  Plan  Compliance.  (i) The Company has performed
                      --------------------------
all obligations required to be performed by it under, is not in default or violation of, and has no Knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the Knowledge of the Company or the Shareholders, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, Sub, the Company or any Affiliate (other than ordinary administration expenses);
(vi) there are no audits, inquiries or proceedings pending or, to the Knowledge of the Company or the Shareholders or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

                  (e) Pension  Plan.  Neither the Company nor any  Affiliate has
                      -------------
ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan that is subject to Title IV of ERISA or Section 412 of the Code.

                  (f) Multi-employer  Plans.  At no time has the Company or any
                      ---------------------
Affiliate contributed to or been required to contribute to any Multi-employer Plan.

                  (g) No Post-Employment  Obligations.  No Company Employee Plan
                      -------------------------------
provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

                  (h) COBRA. Neither the Company nor any Affiliate has, prior to
                      -----
the Effective Time, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

                  (i) Effect of Transaction.
                      ---------------------

                      (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                      (ii) No payment or benefit which will or may be made by the Company or its Affiliates with respect to any Employee as a result of the transactions contemplated by this Agreement or otherwise will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code (but without regard to clause (ii) thereof).

                  (j) Employment Matters. The Company: (i) is in compliance with
                      ------------------
all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There is no pending, threatened or reasonably anticipated claim or action against the Company under any worker's compensation policy or long-term disability policy.

                  (k) Labor.  No work  stoppage  or labor  strike  against  the
                      -----
Company is pending, or to the Knowledge of the Company or the Shareholders, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the Knowledge of the Company or the Shareholders, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

                  (l) International  Employee Plan. Each International  Employee
                      -------------
Plan has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent the Company or Parent from terminating or amending any International Employee Plan at any time for any reason.

                  (m) No  Interference  or  Conflict.  To the  Knowledge  of the
                      ------------------------------
Company and the Shareholders, no shareholder, officer, employee or consultant of the Company is obligated under any contract or agreement subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted or proposed to be conducted, will, to the Company's and the Shareholders' Knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

         2.23 Insurance. Schedule 2.23 lists all insurance policies and fidelity
              ---------
bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or any Affiliate. There is no claim by the Company or any Affiliate pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company and the Shareholders have no Knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

         2.24 Compliance  with  Laws.  The Company has complied  with, is not in
              ----------------------
violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

         2.25 Warranties; Indemnities. Except for the warranties and indemnities
              -----------------------
contained in those contracts and agreements set forth in Schedule 2.13(h), the Company has not given any warranties or indemnities relating to products or technology sold or licensed or services rendered by the Company.

         2.26 Complete  Copies of  Materials.  The Company has delivered or made
              ------------------------------
available true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel.

         2.27 Representations   Complete.   None   of   the  representations  or
              ---------------
warranties made by the Company or the Shareholders (as modified by the Disclosure Schedule), nor any statement made in any Schedule or certificate furnished by the Company or the Shareholders pursuant to this Agreement contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Parent and Sub represent and warrant to the Company that on the date hereof and as of the Effective Time as though made at the Effective Time as follows:

         3.1  Organization,  Standing  and  Power.  Each of Parent  and Sub is a
              -----------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each of Parent and Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Parent and Sub to consummate the transactions contemplated hereby.

         3.2  Authority.  Each of  Parent  and Sub has all  requisite  power and
              ---------
authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, and no further action is required on the part of Parent or Sub to authorize this Agreement, any Related Agreements to which it is a party and the transactions contemplated hereby and thereby. This Agreement has been, and any Related Agreements to which Parent or Sub is a party have been or will have been prior to the Effective Time, duly executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery by the other parties hereto, constitute the valid and binding obligations of Parent and Sub, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         3.3  Merger  Shares.  The  shares of Parent  Common  Stock to be issued
              --------------
pursuant to the Merger will be duly authorized, validly issued, fully-paid, and non-assessable.

         3.4  Parent Financial  Statements.  Schedule  3.4 sets  forth  Parent's
              ----------------------------
audited balance sheet as of September 30, 2001 and the related unaudited statements of income and cash flow for the 3-month period ended December 31, 2001 (the "Parent Financials"). The Parent Financials have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The Parent Financials present fairly the consolidated financial condition and operating results and cash flows of Parent and its subsidiaries as of the dates and during the periods indicated therein.

         3.5  No Conflict.  The execution and delivery of this Agreement and any
              -----------
Related Agreement to which Parent or Sub is a party by Parent or Sub, as the case may be, do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a Conflict under (i) any provision of the Certificate of Incorporation or Bylaws of Parent or Sub, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Parent or Sub or any of their respective properties or assets are subject, or
(iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or their respective properties or assets, except where such Conflict will not have a material adverse effect on the business, assets (including intangible assets), financial conditions or results of operations of Parent and Sub, taken as a whole.

         3.6 Consents. No consent,  waiver, approval, order or authorization of,
             --------
or registration, declaration or filing with any Governmental Entity or any third party is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement and any Related Agreements to which the Company or Sub is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, and (ii) the filing of the Merger Certificate with the Secretary of State of the State of Nevada and the Secretary of State of the State of California.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 Conduct of Business of the Company. During the period from the date
             ----------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of the Company and the Shareholders agree (except to the extent that Parent shall otherwise consent in writing), to carry on the Company's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use its reasonable best efforts consistent with past practice and policies to preserve intact the Company's present business organizations, keep available the services of the Company's present officers and key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company. Except as expressly contemplated by this Agreement as set forth in Schedule 4.1, the Company shall not, without the prior written consent of Parent:

                  (a) (i) Sell any Company Intellectual Property or enter into any license agreement with respect to the Company Intellectual Property with any person or entity or (ii) buy any Intellectual Property or enter into any license agreement with respect to the Intellectual Property of any person or entity;

                  (b) Transfer to any person or entity any rights to the Company Intellectual Property;

                  (c) Enter into or amend any Contract pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products or technology of the Company;

                  (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

                  (e) Commence or settle any litigation;

                  (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of the capital stock of the Company (or options, warrants or other rights exercisable therefore);

                  (g) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities.

                  (h) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

                  (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business;

                  (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except properties or assets which are not Intellectual Property and only in the ordinary course of business and consistent with past practices;

                  (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

                  (l) Grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

                  (m) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule;

                  (n) Adopt any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

                  (o) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                  (p) Pay, discharge or satisfy, in an amount in excess of $5,000 (in any one case) or $10,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet;

                  (q) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (r) Enter into any strategic alliance or joint marketing arrangement or agreement;

                  (s) Make any expenditures or enter into any commitments or transactions exceeding $25,000 in the aggregate or any commitment or transaction of the type described in Section 2.9 hereof; or

                  (t) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (s) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

         4.2 No  Solicitation.  Until the earlier of the  Effective  Time or the
             ----------------
date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, neither the Company nor the Shareholders (nor will the Company permit any of its officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all, substantially all or a significant portion of the Company's business, properties or technologies or any portion of the Company's capital stock (whether or not outstanding) whether by merger, purchase of assets, tender offer or otherwise, or effect any such transaction, (b) disclose any information not customarily disclosed to any person concerning the Company's business, technologies or properties or afford to any person or entity access to its properties, technologies, books or records, (c) assist or cooperate with any person to make any proposal to purchase all or any part of the Company's capital stock or assets, or (d) enter into any agreement with any person providing for the acquisition of all or any significant portion of the Company (whether by way of merger, purchase of assets, tender offer or otherwise). In addition to the foregoing, if the Company or the Shareholders receives, prior to the Effective Time or the termination of this Agreement, any offer, proposal, or request relating to any of the above, the Company or the Shareholders, as applicable, shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 4.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties that Parent shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 4.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1  Sale of Shares. The parties hereto  acknowledge and agree that the
              --------------
shares of Parent Common Stock issuable to the  Shareholders  pursuant to Section
1.2 shall constitute "restricted securities" within the meaning of Rule 144 under Securities Act of 1933, as amended (the "Securities Act"). The
                                                        ----------------
certificates for the shares of Parent Common Stock to be issued in the Merger shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions on transfer of such shares.

         5.2 Access to  Information.  The Company  shall  afford  Parent and its
             ----------------------
accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the Company's properties, books, contracts, commitments and records, (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request and (c) all key employees of the Company as identified by Parent. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements (including returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         5.3 Expenses.  Whether or not the Merger is  consummated,  all fees and
             --------
expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

         5.4 Public Disclosure.  Unless otherwise required by law, neither party
             -----------------
hereto shall make, prior to the Effective Time, any disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement unless approved by Parent prior to release, provided that such approval shall not be unreasonably withheld.

         5.5  Consents.  The  Company  shall use its best  efforts to obtain the
              --------
consents, waivers, assignments and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in the Disclosure Schedule) so as to preserve all rights of, and benefits to, the Company there under.

         5.6 Reasonable Efforts. Subject to the terms and conditions provided in
             ------------------
this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

         5.7 Notification of Certain  Matters.  The Company and the Shareholders
             --------------------------------
shall give prompt notice to Parent of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or the Shareholders, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company or the Shareholders, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect any remedies available to the party receiving such notice. No disclosure by the Company or the Shareholders pursuant to this Section 5.7, however, shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

         5.8 Additional Documents and Further Assurances.  Each party hereto, at
             -------------------------------------------
the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         5.9 Tax-Free Reorganization. The parties intend to adopt this Agreement
             -----------------------
and the Merger as a tax-free plan of reorganization under Section 368(a)(1)(A) of the Code by virtue of the provisions of Section 368(a)(2)(D) of the Code. The Merger Consideration issued in the Merger will be issued solely in exchange for the Company Capital Stock, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the Company Capital Stock. In the Merger, no consideration that could constitute "other property" within the meaning of Section 356(a)(1)(B) of the Code is being transferred by Parent for the Company Capital Stock. The parties shall not take a position on any tax return inconsistent with this Section 5.9. From and after the Effective Time, none of Parent, Sub or the Company shall take any action that could reasonably be expected to cause the Merger not to be treated as a reorganization within the meaning of Section 368 of the Code.

         5.10  Shareholder  Approval.  The Company  shall  promptly  submit this
               ---------------------
Agreement and the transactions contemplated hereby to its Shareholders for approval and adoption as provided by California Law, its Articles of Incorporation and Bylaws and such other documents necessary in order to satisfy the requirements of Section 4(2) of the Securities Act and Regulation D there under in connection with the issuance and sale of Parent Common Stock in the Merger. The Company shall use its best efforts to obtain the consent of its Shareholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as soon as possible.

         5.11  Additional Agreements.  On or before the Effective Time,
               ---------------------

                  (a) the Parent shall have agreed to the compensation for the key employees of Company;

                  (b) the Company shall have entered into a lease agreement with Don Nelson for the premises to be occupied by the Company following the Effective Time;

                  (c) the Parent shall appoint Don Nelson to its Board of Directors;

                  (d) the Parent shall have authorized and approved budget of approximately $175,000 for the Company's engineering department; and

                  (e) The Parent shall have agreed to a plan to reduce the Company's debt over a period of time.


                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

         6.1  Conditions to  Obligations  of Company and the  Shareholders.  The
              ------------------------------------------------------------
obligations of the Company and the Shareholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

                  (a)   Representations,    Warranties   and   Covenants.    The
                        ------------------------------------------------
representations and warranties of Parent and Sub in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and each of Parent and Sub shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

                  (b) No Material Adverse Changes. There shall not have occurred
                      ---------------------------
any material adverse change in the business, assets (including intangible assets), condition (financial or otherwise), results of operations of Parent and its subsidiaries, taken as a whole, since the date of this Agreement.

                  (c) Legal  Opinion.  The Company  shall have  received a legal
                      --------------
opinion from Jeffers, Shaff & Falk, LLP, legal counsel to Parent, substantially in the form of Exhibit B-1 hereto.

                  (d)  Certificate  of  Parent.  The  Company  shall  have  been
                       -----------------------
provided with a certificate executed on behalf of Parent by the President to the effect that, as of the Effective Time:

                          (i) All representations and warranties made by Parent
and Sub in this Agreement are true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time;

                          (ii) All covenants and  obligations of this  Agreement
to be performed by Parent on or before such date have been so performed in all material respects; and

                          (iii)The conditions set forth in this Section 6.1 have
been satisfied.

         6.2 Conditions to the Obligations of Parent and Sub. The obligations of
             -----------------------------------------------
Parent and Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

                  (a)   Representations,    Warranties   and   Covenants.    The
                        ------------------------------------------------
representations and warranties of the Company and the Shareholders in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of the Effective Time and the Company and the Shareholders shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

                  (b) Claims.  There shall not have occurred any Claims (whether
                      ------
or not asserted in litigation) that may materially and adversely affect the consummation of the transactions contemplated hereby or may have a Material Adverse Effect on the Company.

                  (c)  Third  Party  Consents.  Any and all  consents,  waivers,
                       ----------------------
assignments and approvals listed in the Disclosure Schedule shall have been obtained.

                  (d) No  Injunction  or  Restraints;  Illegality.  No temporary
                      -------------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administration, agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

                  (e)  Governmental   Approval.   Approvals  from   Governmental
                       -----------------------
Entities (if any) deemed appropriate or necessary by any party to this Agreement shall have been timely obtained.

                  (f)  Litigation.  There  shall be no bona fide  action,  suit,
                       ----------
claim or proceeding of any nature pending, or overtly threatened, against Parent, Sub or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

                  (g) Legal Opinion.  Parent shall have received a legal opinion
                      -------------
from legal counsel to the Company, substantially in the form of Exhibit B-2 hereto.

                  (h)  Shareholders'   Certificate.   Shareholders   shall  have
                       ---------------------------
executed and delivered to Parent a Shareholders' Certificate in substantially the form attached hereto as Exhibit C.

                  (i) No Material Adverse Changes. There shall not have occurred
                      ---------------------------
any material adverse change in the business, assets (including intangible assets), results of operations, liabilities (contingent or accrued), financial condition or prospects of the Company since the date of this Agreement.

                  (j) Shareholder Approval.  Shareholders shall have unanimously
                      --------------------
approved this Agreement, the Merger and the transactions contemplated hereby and thereby.

                  (k) Certificate of the Company and Shareholders.  Parent shall
                      -------------------------------------------
have been provided with a certificate executed by the Shareholders and executed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to the effect that, as of the Effective Time:

                           (i) All  representations  and warranties  made by the
Company and the Shareholders in this Agreement are true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time;

                           (ii) All covenants and  obligations of this Agreement
to be performed by the Company and the Shareholders on or before such date have been so performed in all material respects; and

                           (iii) The provisions  set forth  in Sections 6.2 (b),
(c), (j) and (k) have been satisfied.


                                   ARTICLE VII

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         7.1 Survival of  Representations  and Warranties.  All of the Company's
             --------------------------------------------
and the Shareholders' representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue until the earlier of the date which is the date of the auditor's report for the first audit of Parent's financial statements after the Closing Date or the date which is one year following the Closing Date (the "Expiration Date"). All of Parent's and Sub's representations and warranties contained herein or in any instrument delivered pursuant to this Agreement shall terminate at the Closing.

         7.2  Indemnification  by  Shareholders.   Following  the  Closing,  the
              ---------------------------------
Shareholders agree, jointly and severally, to protect, defend, indemnify and hold the Parent and the Sub harmless with respect to any and all claims, demands, suits, actions, administrative proceedings, losses, damages, obligations, liabilities, costs and expenses, including without limitation reasonable legal and other costs and expenses of investigating and defending any actions or threatened actions, which arise as a result of or are related to (i) any active or passive act, omission, occurrence, event or condition that occurred prior to the Closing in connection with (a) the ownership of the Company Capital Stock; (b) the Company's compliance with federal, state or local laws, regulations or orders; (c) any environmental or hazardous material claim, personnel claim or product liability claim relating to the Company; or (d) any dispute or controversy between the Company's customers and other parties, or
(ii) any material misrepresentation or breach of any of the representations, covenants or warranties of the Company or the Shareholders contained herein or any material misstatements or failure to state a material fact required to be stated with respect to the information provided by the Company or the Shareholders, provided that the Parent and/or the Sub (the "Indemnified Party") complies with the following indemnification procedure:

                  (a) The Indemnified Party shall, as soon as practicable (but in any event within sixty (60) days) after it learns of a claim for indemnification under this Section 7.2, give written notice to the Shareholders of its claim for indemnification, which notice shall set forth the amount involved in the claim for indemnification and contain a reasonably thorough description of the facts constituting the basis of such claim.

                  (b) The Shareholders shall have a period of thirty (30) days from the receipt of the notice referred to above to respond to the indemnity claim to the satisfaction of the Indemnified Party. During such 30-day period, the Indemnified Party, on the one hand, and the Shareholders, on the other hand, shall use their respective best efforts to attempt in good faith to agree upon a mutually acceptable resolution as to their respective rights with respect to any such claim for indemnification, in which case the parties shall promptly prepare and sign a memorandum setting forth such agreement.

                  (c) In the event that no agreement is reached during the 30-day period specified in Subsection 7.2(b) above, then the Shareholders shall be obligated to pay such claim. The Indemnified Party may elect to pay such claim and the Shareholders shall be obligated to reimburse the Indemnified Party the amount thereof.

                  (d) The Indemnified Party shall not settle or compromise any such claim without the prior written consent of the Shareholders unless suit shall have been instituted against the Indemnified Party and the Shareholders shall have failed, after reasonable notice of institution of the suit, to take control of such suit on behalf of the Indemnified Party. If the Shareholders admit in writing that they will be liable to the Indemnified Party with respect to the full amount and as to all material elements of a third party claim alleging damages should the third party prevail in such suit, then the Shareholders shall have the right to assume full control of the defense of such claim, and the Indemnified Party shall be entitled to participate in the defense of such claim only with the consent of the Shareholders.

                  (e) The Indemnified Party shall be entitled to recover all costs, fees (including attorneys' fees), expenses and other damages to enforce against the Shareholders its indemnification rights under this Section 7.2.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         8.1  Termination.  Except as  provided in Section 8.2,  this  Agreement
              -----------
may be terminated and  the Merger abandoned at any time  prior to the  Effective
Time:
                  (a) By mutual consent of the Company and Parent.

                  (b) By Parent or the Company if: (i) the Effective Time has not occurred by June 30, 2002; provided, however, that the right to terminate
                                ------------------
this Agreement under this Section 8.1(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; (ii) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal.

                  (c) By Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's or Sub's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger.

                  (d) By Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or the Shareholders and such breach has not been cured within ten (10) calendar days after written notice to the Company; provided,
                                                                       --------
however, that, no cure period shall be required for a breach which by its nature
-------
cannot be cured.

                  (e) By the Company if neither it nor the Shareholders is in material breach of their respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Sub and such breach has not been cured within ten (10) calendar days after written notice to Parent; provided, however, that no cure period shall be required for a breach
         ---------  -------
which by its nature cannot be cured.

                  (f) By Parent or Sub if an event having a Material Adverse Effect on the Company shall have occurred after the date of this Agreement.

         Where  action is taken to  terminate  this  Agreement  pursuant to this
Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

         8.2  Effect  of  Termination.  In the  event  of  termination  of  this
              -----------------------
Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company, or their respective officers, directors or shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.3, 5.4, 5.5, Article IX and this Section 8.2 shall remain in full force and effect and survive any termination of this Agreement.

         8.3 Amendment.  The parties hereto may amend this Agreement at any time
             ---------
by execution of an instrument in writing signed on behalf of each of the parties hereto.

         8.4 Extension;  Waiver. At any time prior to the Effective Time, Parent
             ---------
and Sub, on the one hand, and the Company and the Shareholders, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Notices. All notices and other communications hereunder shall be in
             -------
writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however,
                                                             --------   -------
that notices sent by mail will not be deemed given until received:

         (a)  If to Parent or Sub, to:      Gateway International Holdings, Inc.
                                            3840 E. Eagle Drive
                                            Anaheim, California 92807
                                            Facsimile: (714) 630-3119
                                            Attn.: Larry Consalvi

              With a copy to:               Jeffers, Shaff & Falk, LLP
                                            18881 Von Karman Avenue, Suite 1400
                                            Irvine, California 92612
                                            Facsimile: (949) 660-7799
                                            Attn.: Mark R. Ziebell

         (b)  If to the Company, to:        Nelson Engineering, Inc.
                                            11600 Monarch Street
                                            Garden Grove, Ca  92841
                                            Facsimile: (714) 895-5750
                                            Attn.: Don Nelson (Confidential)

         (c)  If to the Shareholders, to:   Don Nelson
                                            c/o Nelson Engineering,  Inc.
                                            11600 Monarch Street
                                            Garden Grove, Ca  92841
                                            Facsimile: (714) 895-5750

                                            Rich Lund
                                            c/o Nelson Engineering, Inc.
                                            11600 Monarch Street
                                            Garden Grove, Ca  92841
                                            Facsimile: (714) 895-5750

         9.2  Interpretation.  The words  "include,"  "includes" and "including"
              --------------
when used herein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.3  Counterparts.  This  Agreement  may be  executed  in  one or  more
              ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         9.4 Entire Agreement;  Assignment. This Agreement, the Exhibits hereto,
             ----------------
the Disclosure Schedule, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned (other than by operation of law), except that Parent and Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

         9.5 Severability.  In the event that any provision of this Agreement or
             ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         9.6 Other Remedies.  Except as otherwise  provided herein,  any and all
             --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         9.7 Governing Law. This Agreement shall be governed by and construed in
             -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Orange County, California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

         9.8 Rules of Construction. The parties hereto agree that they have been
             ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.


         IN WITNESS WHEREOF, Parent, Sub, the Company and the Shareholders have caused this Agreement to be signed, all as of the date first written above.

                                          "Parent"

                                          GATEWAY INTERNATIONAL HOLDINGS,
                                          INC., a Nevada corporation


                                          By:  /s/ Lawrence A. Consalvi
                                             -----------------------------
                                          Name:    Lawrence A. Consalvi
                                          Its:     President


                                          "Sub"

                                          GWIH ACQUISITION CORP. II,
                                          a Nevada corporation


                                          By:  /s/ Brent N. Mouton
                                             -----------------------------
                                          Name:    Brent N. Mouton
                                          Its:     President

                                          "Company"

                                          NELSON ENGINEERING, INC.
                                          a California corporation


                                          By:  /s/ Don Nelson
                                             -----------------------------
                                          Name:    Don Nelson
                                          Its:     President


                                          "Shareholders"

                                             /s/ Don Nelson
                                          --------------------------------
                                                 Don Nelson

                                             /s/ Rich Lund
                                          --------------------------------
                                                 Rich Lund